Exhibit 4.10

Execution Copy

TRUST GUARANTEE AGREEMENT

LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I

Dated as of August 19, 2005

CROSS REFERENCE TABLE*

Section of Trust Indenture Act of 1939, as amended	Section of Guarantee Agreement
310(a)	4.1(a)
310(b)	2.8; 4.1(c)
310(c)	Inapplicable
311(a)	2.2(b)
311(b)	2.2(b)
311(c)	Inapplicable
312(a)	2.2(a); 2.9
312(b)	2.2(b); 2.9
312(c)	2.9
313(a)	2.3
313(b)	2.3
313(c)	2.3
313(d)	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(e)	2.5
314(f)	Inapplicable
315(a)	3.1(d); 3.2(a)
315(b)	2.7(a)
315(c)	3.1(c)
315(d)	3.1(d)
316(a)	2.6; 5.4(a)
316(b)	5.3
316(c)	Inapplicable
317(a)	2.10
317(b)	Inapplicable
318(a)	2.1(b)

*                                         This Cross-Reference Table does not constitute part of the Agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.

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Table of Contents

ARTICLE I INTERPRETATION AND DEFINITIONS

SECTION 1.1.	Interpretation and Definitions

ARTICLE II TRUST INDENTURE ACT

SECTION 2.1.	Trust Indenture Act; Application
SECTION 2.2.	Lists of Holders of Securities
SECTION 2.3.	Reports by the Trust Guarantee Trustee
SECTION 2.4.	Periodic Reports to Trust Guarantee Trustee
SECTION 2.5.	Evidence of Compliance with Conditions Precedent
SECTION 2.6.	Events of Default; Waiver
SECTION 2.7.	Event of Default; Notice
SECTION 2.8.	Conflicting Interests
SECTION 2.9.	Disclosure of Information
SECTION 2.10.	Trust Guarantee Trustee May File Proofs of Claim

ARTICLE III POWERS, DUTIES AND RIGHTS OF TRUST GUARANTEE TRUSTEE

SECTION 3.1.	Powers and Duties of the Trust Guarantee Trustee
SECTION 3.2.	Certain Rights of Trust Guarantee Trustee
SECTION 3.3.	Not Responsible for Recitals or Issuance of Trust Guarantee

ARTICLE IV TRUST GUARANTEE TRUSTEE

SECTION 4.1.	Trust Guarantee Trustee; Eligibility
SECTION 4.2.	Appointment, Removal and Resignation of Trust Guarantee Trustee

ARTICLE V GUARANTEE

SECTION 5.1.	Guarantee
SECTION 5.2.	Waiver of Notice and Demand
SECTION 5.3.	Obligations Not Affected
SECTION 5.4.	Rights of Holders
SECTION 5.5.	Guarantee of Payment
SECTION 5.6.	Subrogation
SECTION 5.7.	Independent Obligations

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ARTICLE VI SUBORDINATION

SECTION 6.1.	Ranking
SECTION 6.2.	Subordination of Common Securities

ARTICLE VII TERMINATION

SECTION 7.1.	Termination

ARTICLE VIII INDEMNIFICATION

SECTION 8.1.	Exculpation
SECTION 8.2.	Indemnification

ARTICLE IX MISCELLANEOUS

SECTION 9.1.	Successors and Assigns
SECTION 9.2.	Amendments
SECTION 9.3.	Notices
SECTION 9.4.	Benefit
SECTION 9.5.	Governing Law

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TRUST GUARANTEE AGREEMENT

This TRUST GUARANTEE AGREEMENT (the “Trust Guarantee”), dated as of August 19, 2005, is executed and delivered by Lehman Brothers Holdings Inc., a Delaware corporation (the “Guarantor”), and JPMorgan Chase Bank, N.A., as trustee (the “Trust Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Trust Securities (as defined herein) of Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust (the “Trust”).

WHEREAS, pursuant to the Declaration of Trust (as defined herein), the Trust is issuing preferred securities, having a liquidation amount of $1,000 per security, designated the Floating Rate Enhanced Capital Advantaged Preferred Securities (the “Original Trust Preferred Securities” and together with the New Trust Preferred Securities (as defined below), the “Trust Preferred Securities”) to the Initial Purchasers pursuant to the Purchase Agreement, and common securities, having a liquidation amount of $1,000 per security and designated the Trust Common Securities (the “Trust Common Securities”);

WHEREAS, the Original Trust Preferred Securities may be exchanged pursuant to the exchange offer contemplated by the Registration Rights Agreement for new securities (the “Exchange Trust Preferred Securities” and together with the Original Trust Common Securities and the Original Trust Preferred Securities, the “Trust Securities”);

WHEREAS, as incentive for the Holders to purchase the Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Guarantee, to pay to the Holders of the Trust Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Trust Guarantee for the benefit of the Holders.

ARTICLE I
INTERPRETATION AND DEFINITIONS

SECTION 1.1.                                          Interpretation and Definitions

In this Trust Guarantee, unless the context otherwise requires:

(a)           capitalized terms used in this Trust Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b)           capitalized terms used in this Trust Guarantee but not otherwise defined herein shall have the meanings assigned to them in the Declaration of Trust or the LLC Agreement, as the case may be;

(c)           a term defined anywhere in this Trust Guarantee has the same meaning throughout;

(d)           all references to “the Trust Guarantee” or “this Trust Guarantee” are to this Trust Guarantee as modified, supplemented or amended from time to time;

(e)           all references in this Trust Guarantee to Articles and Sections are to Articles and Sections of this Trust Guarantee, unless otherwise specified;

(f)            unless otherwise defined in this Trust Guarantee, a term defined in the Trust Indenture Act has the same meaning when used in this Trust Guarantee;

(g)           a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of such term, as applicable; and

(h)           the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Covered Person” means any Holder or beneficial owner of Trust Securities.

“Declaration of Trust” means the Declaration of Trust by and among Lehman Brothers Holdings Inc., as Sponsor, JPMorgan Chase Bank, N.A., as Property Trustee, Chase Bank USA, National Association, as the Delaware Trustee and the Regular Trustees named therein, dated as of August 19, 2005, as it may be amended, modified or supplemented from time to time.

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Trust Guarantee.

“Global Security” means a fully registered, global Trust Preferred Security.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid distributions on such Trust Securities to the extent the Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Trust Securities called for redemption by the Trust to the extent the Trust has sufficient funds available therefor at the time and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions (as defined in the Declaration of Trust) on the Trust

Securities to the date of payment, to the extent the Trust has sufficient funds available therefor at the time and (b) the amount of assets of the Trust, after satisfaction of all liabilities, remaining available for distribution to Holders upon dissolution of the Trust (the “Liquidation Distribution”).

“Holder” means any holder of Trust Securities, as registered on the books and records of the Trust; provided, however, that, in determining whether the Holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Securities.

“Indemnified Person” means the Trust Guarantee Trustee, any Affiliate of the Trust Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Trust Guarantee Trustee.

“Initial Purchasers” means Lehman Brothers Inc., Zions Investment Securities, Inc. and SunTrust Capital Markets, Inc.

“LLC” means Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company.

“LLC Agreement” means the Limited Liability Company Agreement dated as of August 19, 2005 of the LLC.

“LLC Preferred Securities” has the meaning set forth in the preamble to the LLC Guarantee Agreement by the Company, as guarantor, dated as of August 19, 2005.

“Majority in Liquidation Amount of the Trust Preferred Securities” means, except as provided in the terms of the Trust Preferred Securities or by the Trust Indenture Act, Holder(s) of outstanding Trust Preferred Securities, voting together as a single class, who are the record owners of more than 50% of the aggregate liquidation amount of all outstanding Trust Preferred Securities.  In determining whether the Holders of the requisite amount of Trust Preferred Securities have voted, Trust Preferred Securities that are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Securities shall be disregarded for the purpose of any such determination.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Authorized Officers of such Person.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Guarantee shall include:

(a)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer on behalf of such Person in rendering the Officers’ Certificate;

(c)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer on behalf of such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such officer on behalf of such Person, such condition or covenant has been complied with.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Property Trustee” means the Trustee meeting the eligibility requirements set forth in Section 6.3 of the Declaration of Trust until a Successor Property Trustee has been appointed and has accepted such appointment pursuant to the terms of the Declaration of Trust and thereafter means each such Successor Property Trustee.  The Property Trustee shall initially be JPMorgan Chase Bank, N.A.

“Purchase Agreement” means the Purchase Agreement dated as of August 12, 2005 by and among the Guarantor, the Trust and the LLC and the Initial Purchasers.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of August 19, 2005 by and among the Guarantor, the Trust and the LLC and the Initial Purchasers.

“Responsible Officer” means, with respect to the Trust Guarantee Trustee, any officer with direct responsibility for the administration of this Trust Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Successor Trust Guarantee Trustee” means a successor Trust Guarantee Trustee possessing the qualifications to act as Trust Guarantee Trustee under Section 4.1.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

ARTICLE II
TRUST INDENTURE ACT

SECTION 2.1.                                          Trust Indenture Act; Application

(a)           This Trust Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Guarantee and shall, to the extent applicable, be governed by such provisions.

(b)           If and to the extent that any provision of this Trust Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2.                                          Lists of Holders of Securities

(a)           The Guarantor shall provide the Trust Guarantee Trustee (i) except while the Trust Preferred Securities are represented by one or more Global Securities at least one Business Day prior to the date for payment of distributions, a list, in such form as the Trust Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities (“List of Holders”) as of the record date relating to the payment of such distributions and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request from the Trust Guarantee Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Trust Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trust Guarantee Trustee by the Guarantor.  The Trust Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it, provided that the Trust Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)           The Trust Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.                                          Reports by the Trust Guarantee Trustee

Within 60 days after May 15 of each year, the Trust Guarantee Trustee shall provide to the Holders of the Trust Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act.  The Trust Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.                                          Periodic Reports to Trust Guarantee Trustee

The Guarantor shall provide to the Trust Guarantee Trustee such documents, reports and information as required by Section 314(a) of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314(a) of the Trust Indenture Act.

SECTION 2.5.                                          Evidence of Compliance with Conditions Precedent

The Guarantor shall provide to the Trust Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers’ Certificate.

SECTION 2.6.                                          Events of Default; Waiver

The Holders of a Majority in Liquidation Amount of Trust Preferred Securities may, by vote or written consent, on behalf of the Holders of all of the Trust Securities, waive any past Event of Default and its consequences.  Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.                                          Event of Default; Notice

(a)           The Trust Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Trust Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the Trust Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trust Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.

(b)           The Trust Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Trust Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Trust Guarantee Trustee charged with the administration of the Declaration of Trust shall have obtained actual knowledge.

SECTION 2.8.                                          Conflicting Interests

The Declaration of Trust shall be deemed to be specifically described in this Trust Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b)(1) of the Trust Indenture Act. Nothing herein shall prevent the Trust Guarantee Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.  In determining whether the Trust Guarantee Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Trust Securities or the Trust Guarantee in respect of such Trust Securities, there shall be excluded (i) all series of securities of any Investment Affiliate issued or issuable under an Indenture, (ii) this Trust Guarantee and the LLC Guarantee and (iii) (A) the Declaration of Trust and (B) the LLC Agreement.

SECTION 2.9.        Disclosure of Information

The disclosure of information as to the names and addresses of the Holders of the Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Trust Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

SECTION 2.10.                                    Trust Guarantee Trustee May File Proofs of Claim

Upon the occurrence of an Event of Default, the Trust Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders of the Trust Securities allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

ARTICLE III
POWERS, DUTIES AND RIGHTS OF
TRUST GUARANTEE TRUSTEE

SECTION 3.1.                                          Powers and Duties of the Trust Guarantee Trustee

(a)           This Trust Guarantee shall be held by the Trust Guarantee Trustee for the benefit of the Holders of the Trust Securities, and the Trust Guarantee Trustee shall not transfer this Trust Guarantee to any Person except a Holder of Trust Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Trust Guarantee Trustee on acceptance by such Successor Trust Guarantee Trustee of its appointment to act as Successor Trust Guarantee Trustee.  The right, title and interest of the Trust Guarantee Trustee in and to this Trust Guarantee shall automatically vest in any Successor Trust Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Trust Guarantee Trustee.

(b)           If an Event of Default actually known to a Responsible Officer of the Trust Guarantee Trustee has occurred and is continuing, the Trust Guarantee Trustee shall enforce this Trust Guarantee for the benefit of the Holders of the Trust Securities.

(c)           The Trust Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Guarantee, and no implied covenants shall be read into this Trust Guarantee against the Trust Guarantee Trustee.  In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Trust Guarantee Trustee, the Trust Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)           No provision of this Trust Guarantee shall be construed to relieve the Trust Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)          the duties and obligations of the Trust Guarantee Trustee shall be determined solely by the express provisions of this Trust Guarantee, and the Trust

Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Guarantee, and no implied covenants or obligations shall be read into this Trust Guarantee against the Trust Guarantee Trustee; and

(B)           in the absence of bad faith on the part of the Trust Guarantee Trustee, the Trust Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Guarantee Trustee and conforming to the requirements of this Trust Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trust Guarantee Trustee, the Trust Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Guarantee;

(ii)           the Trust Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trust Guarantee Trustee, unless it shall be proved that the Trust Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(iii)          the Trust Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee, or exercising any trust or power conferred upon the Trust Guarantee Trustee under this Trust Guarantee; and

(iv)          no provision of this Trust Guarantee shall require the Trust Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trust Guarantee Trustee shall have reasonable grounds for believing that (A) the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Guarantee or (B) an indemnity, reasonably satisfactory to the Trust Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2.                                          Certain Rights of Trust Guarantee Trustee

(a)           Subject to the provisions of Section 3.1 hereof:

(i)            The Trust Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(ii)           Any direction or act of the Guarantor contemplated by this Trust Guarantee shall be sufficiently evidenced by an Officers’ Certificate.

(iii)          Whenever, in the administration of this Trust Guarantee, the Trust Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trust Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

(iv)          The Trust Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

(v)           The Trust Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.  Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.  The Trust Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Guarantee from any court of competent jurisdiction.

(vi)          The Trust Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Trust Guarantee Trustee such security and indemnity, reasonably satisfactory to the Trust Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses and the expenses of the Trust Guarantee Trustee’s agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trust Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Trust Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Guarantee.

(vii)         The Trust Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trust Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(viii)        The Trust Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Trust Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(ix)           Any action taken by the Trust Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Trust Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action.  No third party shall be required to inquire as to the authority of the Trust Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Guarantee, both of which shall be conclusively evidenced by the Trust Guarantee Trustee or its agent taking such action.

(x)            Whenever in the administration of this Trust Guarantee the Trust Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trust Guarantee Trustee (i) may request instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

(b)           No provision of this Trust Guarantee shall be deemed to impose any duty or obligation on the Trust Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trust Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Trust Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.                                          Not Responsible for Recitals or Issuance of Trust Guarantee

The recitals contained in this Trust Guarantee shall be taken as the statements of the Guarantor, and the Trust Guarantee Trustee does not assume any responsibility for their correctness.  The Trust Guarantee Trustee makes no representations as to the validity or sufficiency of this Trust Guarantee.

ARTICLE IV
TRUST GUARANTEE TRUSTEE

SECTION 4.1.                                          Trust Guarantee Trustee; Eligibility

(a)           There shall be at all times a Trust Guarantee Trustee which shall:

(i)            not be an Affiliate of the Guarantor; and

(ii)           be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           If at any time the Trust Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Trust Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

(c)           If the Trust Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trust Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.                                          Appointment, Removal and Resignation of Trust Guarantee Trustee

(a)           Subject to Section 4.2(b), unless an Event of Default shall have occurred and be continuing, the Trust Guarantee Trustee may be appointed or removed with or without cause at any time by the Guarantor.

(b)           The Trust Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor.

(c)           The Trust Guarantee Trustee appointed to office shall hold office until a Successor Trust Guarantee Trustee shall have been appointed or until its removal or resignation.  The Trust Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trust Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trust Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trust Guarantee Trustee and delivered to the Guarantor and the resigning Trust Guarantee Trustee.

(d)           If no Successor Trust Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of removal or resignation, the removed or resigning Trust Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Trust Guarantee Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trust Guarantee Trustee.

(e)           No Trust Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Trust Guarantee Trustee.

(f)            Upon termination of this Trust Guarantee or removal or resignation of the Trust Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Trust Guarantee Trustee all amounts owing for fees and reimbursement of expenses that have accrued to the date of such termination, removal or resignation.

ARTICLE V
GUARANTEE

SECTION 5.1.                                          Guarantee

The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), if, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert.  The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 5.2.                                          Waiver of Notice and Demand

The Guarantor hereby waives notice of acceptance of this Trust Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3.                                          Obligations Not Affected

The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Trust Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation the following, whether or not with notice to, or the consent of, the Guarantor:

(a)           the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Securities to be performed or observed by the Trust;

(b)           the extension of time for the payment by the Trust of all or any portion of the distributions, Redemption Price, Liquidation Distributions or any other sums payable under the terms of the Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Securities (other than an extension of time for payment of distributions, Redemption Price, Liquidation Distributions or other sum payable that results from the extension of any (i) time for the payment of any distribution on the LLC Preferred Securities or any redemption or liquidation of the LLC Preferred Securities permitted by the LLC Agreement or (ii) any interest payment period on any Affiliate Debt Instruments or any change to the maturity date of any Affiliate Debt Instruments permitted by any applicable Indenture);

(c)           any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Trust

Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

(d)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

(e)           any invalidity of, or defect or deficiency in, the Trust Securities;

(f)            the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(g)           any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Trust Guarantee Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

SECTION 5.4.                                          Rights of Holders

(a)           The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trust Guarantee Trustee in respect of this Trust Guarantee or to direct the exercise of any trust or power conferred upon the Trust Guarantee Trustee under this Trust Guarantee.

(b)           If the Trust Guarantee Trustee fails to enforce this Trust Guarantee, then any Holder of Trust Preferred Securities may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Trust Guarantee Trustee’s rights under this Trust Guarantee, without first instituting a legal proceeding against the Trust, the Trust Guarantee Trustee or any other Person or entity.  In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder of Trust Securities may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Trust Guarantee for such payment to such Holder.  The Guarantor hereby waives any right or remedy to require that any action on this Trust Guarantee be brought first against the Trust or any other Person or entity before proceeding directly against the Guarantor.

SECTION 5.5.                                          Guarantee of Payment

This Trust Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6.                                          Subrogation

The Guarantor shall be subrogated to all (if any) rights of the Holders of Trust Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Trust Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Guarantee.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Trust Guarantee Trustee for the benefit of the Holders.

SECTION 5.7.                                          Independent Obligations

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

ARTICLE VI
SUBORDINATION

SECTION 6.1.                                          Ranking

This Trust Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, (ii) on a parity with the most senior preferred securities or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of such senior preferred securities or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor’s common stock.

SECTION 6.2.                                          Subordination of Common Securities

If a Trust Enforcement Event has occurred and is continuing under the Declaration of Trust, the rights of the holders of the Trust Common Securities to receive Guarantee Payments hereunder shall be subordinated to the rights of the Holders of the Trust Preferred Securities to receive Guarantee Payments under this Trust Guarantee.

ARTICLE VII
TERMINATION

SECTION 7.1.                                          Termination

This Trust Guarantee shall terminate upon (i) full payment of the Redemption Price of all Trust Securities or (ii) full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.  Notwithstanding the foregoing, this Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Trust Securities must restore payment of any sums paid under the Trust Securities or under this Trust Guarantee.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.1.                                          Exculpation

(a)           No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

(b)           An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Trust Securities might properly be paid.

SECTION 8.2.                                          Indemnification

The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Trust Guarantee.

ARTICLE IX
MISCELLANEOUS

SECTION 9.1.                                          Successors and Assigns

All guarantees and agreements contained in this Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Securities then outstanding.

SECTION 9.2.                                          Amendments

Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Trust Guarantee may not be amended without the prior approval of the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities voting together as a single class (excluding any Trust Securities held by the Sponsor or any of its Affiliates).  The provisions of Article XI of the Declaration of Trust with respect to meetings of Holders of Trust Securities apply to the giving of such approval.

SECTION 9.3.                                          Notices

All notices provided for in this Trust Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

(a)           If given to the Trust Guarantee Trustee, at the Trust Guarantee Trustee’s mailing address set forth below (or such other address as the Trust Guarantee Trustee may give notice of to the Guarantor and the Holders of the Trust Securities):

JPMorgan Chase Bank, N.A.

4 New York Plaza

15th Floor

New York, New York  10004

Attention:  Worldwide Securities Services

Facsimile: (212) 623-6274

(b)           If given to the Guarantor, at the Guarantor’s mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Trust Securities):

Lehman Brothers Holdings Inc.

1301 Avenue of the Americas
New York, New York 10019
Attention: Corporate Counsel

Facsimile:  (212) 526-0339

(c)           If given to any Holder of Trust Securities, at the address set forth on the books and records of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4.                                          Benefit

This Trust Guarantee is solely for the benefit of the Holders of the Trust Securities and, subject to Section 3.1(a), is not separately transferable from the Trust Securities.

SECTION 9.5.                                          Governing Law

THIS TRUST GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS TRUST GUARANTEE is executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC., as Guarantor

By:	/s/ Barrett S. DiPaolo
	Name:	Barrett S. DiPaolo
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as Trust Guarantee Trustee

By:	/s/ Tai Bill Lee
	Name:	Tai Bill Lee
	Title:	Vice President